THIS  INSTRUMENT is made by way of deed poll on the 21st day of September, 2000 by Microsoft Corporation, a company incorporated in Washington,  whose principal place  of  business  is  at  One  Microsoft  Way,  Washington  98052  6399,  USA
("Microsoft").

By this deed poll,  Microsoft  declares as follows in respect of the revised new relationship  agreement dated 3 March 2000 between  Microsoft (1), Liberty Media
International, Inc. (2), Liberty UK Holdings, Inc. (3), Liberty UK, Inc. (4) and
Telewest Communications plc ("Telewest") (5) (the "Agreement"):

That,  subject to the  provisos  set out below,  Microsoft  shall not, and shall procure that the Microsoft Group shall not, at any time exercise any right under clause 5 of the Agreement to withhold its consent:

     (i)  to any immaterial  acquisition within the scope of business carried on by the Telewest Group in accordance with clause 11 of the Agreement or to any immaterial  disposal for which,  in either case, its consent is required  under  clause  5.1.1 of the  Agreement  (and so that for the purposes of this deed an  acquisition  or disposal is to be treated as immaterial  where the fair value of the assets acquired or disposed of represents  20 per cent or less of the fair value of the total  assets of the  Telewest  Group  immediately  prior  to  such  acquisition  or disposal  with the said fair  values  being  determined  by  Microsoft following  the  definitions  provided by  paragraph 7 of  Statement of
          Financial  Accounting Standards No. 121, Accounting for the Impairment
          of Long-Lived  Assets and Long-Lived Assets to be Disposed of. For the
          avoidance of doubt,  the  Microsoft  Group shall  (subject only to the extent that it has expressly undertaken to surrender such rights under the foregoing  provisions of this paragraph (i)) retain its full right and  entitlement  to withhold  its consent  under  clause 5.1.1 at its absolute discretion; or

     (ii) to any matter for which its consent is required  under clause 5.1.2 of the Agreement;

PROVIDED THAT the  declarations and obligations of Microsoft set out above shall terminate  and cease to have any effect in the event that  Microsoft  determines that the exercise of the rights  which it is  surrendering  (or  procuring to be surrendered)  under this deed would not require the equity  method of accounting to be applied in relation to the  interests of the  Microsoft  Group in Telewest under generally accepted  accounting  principles in the United States of America and  Microsoft  notifies  Telewest  in  writing  of such  determination  and the consequent termination of the said declarations and obligations.

In relation to the  provisions  of paragraph (i) above,  Microsoft  shall notify
Telewest  in writing of any  determination  of fair values that it makes for the purposes thereof and, in the event that Telewest  notifies  Microsoft in writing within five business days of the receipt of such  notification  that it disputes the  determination  of such fair values (a "Dispute  Notice"),  Microsoft  shall permit the matter to be referred for  determination to an independent  valuation specialist  agreed on by Microsoft  and Telewest,  subject to Telewest  agreeing that (a) such independent valuation specialist shall act as an expert and not as an arbitrator,  (b) the decision of such  specialist  shall be final and binding between  Microsoft  and  Telewest and (c) the fees of such  specialist  shall be allocated  for payment  between  Microsoft and Telewest as such  specialist  may determine to be fair.

The definitions  contained in the Agreement shall,  unless the context otherwise requires,  bear the same  meanings in this deed poll.  The  provisions as to the giving of notice in clause 23 of the Agreement shall apply as regards any notice given by Microsoft and Telewest to each other under this instrument.

                                      -2-

This deed poll is intended to operate for the benefit of and be  enforceable  by
Telewest and is governed by and shall be construed  in  accordance  with English law.

Executed as a deed by Microsoft on the date first stated above.

SIGNED as a deed and      )
DELIVERED by              )
Microsoft Corporation     )
acting by:                )

 /s/ Jean-Francois Heitz
 .................................
Duly authorised
Name: Jean Francois Heitz
Title: Deputy Chief Financial Officer